EXHIBIT 11.0

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                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)
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                                                  December 29,   December 30,   December 31,
                                                      1995           1994           1993
                                                  ------------   ------------   ------------
PRIMARY (a)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                     ($142,330)       $32,038      ($121,461)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                         40,000
                                                  ------------   ------------   ------------
  Net income (loss)                                  (142,330)        32,038        (81,461)
  Preferred dividend requirement                      (11,544)       (12,075)        (9,805)
                                                  ------------   ------------   ------------
  Income (loss) applicable to common shares         ($153,874)       $19,963       ($91,266)
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           52,798         51,656         50,652
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                                           754
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents                                    52,798         52,410         50,652
                                                  ============   ============   ============

Earnings (loss) per common share:
  Income (loss) before cumulative
    effect of accounting change                        ($2.91)         $0.38         ($2.59)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                           0.79
                                                  ------------   ------------   ------------
                                                       ($2.91)         $0.38         ($1.80)
                                                  ============   ============   ============
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FULLY DILUTED (b)
Earnings (loss)
  Income (loss) before cumulative
    effect of accounting change                     ($142,330)       $32,038      ($121,461)
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects            9,919         10,273         10,627
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects              431
                                                  ------------   ------------   ------------
  Income (loss) before cumulative effect
    of accounting change, as adjusted                (131,980)        42,311       (110,834)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                         40,000
                                                  ------------   ------------   ------------
  Net income (loss), as adjusted                    ($131,980)       $42,311       ($70,834)
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           52,798         51,656         50,652
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            163            754          1,062
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                        7,038          7,340          5,995
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,132          4,132          4,132
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures               300
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       64,431         63,882         61,841
                                                  ============   ============   ============

Earnings (loss) per common share:
  Income (loss) before cumulative
    effect of accounting change                        ($2.05)         $0.66         ($1.79)
  Cumulative effect on prior years of change
    in method of accounting for income taxes                                           0.64
                                                  ------------   ------------   ------------
                                                       ($2.05)         $0.66         ($1.15)
                                                  ============   ============   ============

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

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